Exhibit 3.2
                            THIRD AMENDMENT TO THE
                             AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                              FFP PARTNERS, L.P.

      This Third Amendment (this "Amendment") to the Amended and Restated Agreement of Limited Partnership of FFP Partners, L.P. (the "Partnership") is effective as of the 28th day of December, 1997, by and among FFP Partners Management Company, Inc. a Delaware corporation, as the outgoing General Partner of the Partnership ("FFPMC"), FFP Real Estate Trust, a Texas real estate investment trust, as the incoming General Partner (the "REIT") and the Limited Partners of the Partnership as reflected on the records of the Partnership.

      The Partnership was formed by the filing of a certificate of limited partnership with the Secretary of State of Delaware on December 31, 1986. The agreement of limited partnership was amended and restated on May 21, 1987, and further amended by the First Amendment to the Amended and Restated Agreement of Limited Partnership dated August 14, 1989, and the Second Amendment to the Amended and Restated Agreement of Limited Partnership dated July 12, 1991, and as it currently exists is referred to as the "Partnership Agreement." Terms used in this Amendment and not otherwise defined herein shall have the meanings given them in the Partnership Agreement.

      FFPMC is now the General Partner of the Partnership.

      The Board of Directors of FFPMC has approved a restructuring of the Partnership, as a result of which, upon the occurrence of certain later events, the REIT will become the General Partner of the Partnership and Limited Partners will be able to have their Units redeemed for cash or Units of the REIT, in the discretion of the REIT.

      To facilitate the operation and trading of the REIT, to the benefit of the Limited Partners, the Board of Directors of FFPMC has approved these amendments to the Agreement.

      Limited Partners whose Percentage Interests constitute at least the minimum amount of Percentage Interests necessary to approve the amendments have approved the amendments.

      FFPMC, acting on behalf of itself and on behalf of the Limited Partners pursuant to the power of attorney contained in Section 1.4 of the Partnership Agreement, and the REIT, as the incoming General Partner, therefore desire to amend the Amended and Restated Agreement of Limited Partnership pursuant to
Article XV thereof.

      NOW THEREFORE, the Agreement is amended as follows:

1. Article II, "Definitions," is hereby amended by the inclusion of or changes to the following terms:

            "Adoption Date" means the effective date of the REIT's election to be taxed as a real estate investment trust for purposes of the Code, as determined by the Trust Managers of the REIT by duly adopted resolution.

            "Associated Persons" means (i) a Trust Manager, director, officer or employee of the REIT, the General Partner or the Partnership; (ii) any entity in which such Person directly or indirectly owns more than a 10% interest; (iii) any trust or estate in which such Person has a substantial beneficial interest or a to which such Person serves as trustee; or (iv) any member of the immediate family of such Person.

            "Cash Amount" means an amount of cash equal to the REIT Share Price on the Valuation Date of the REIT Shares Amount.

            "Conversion Factor" means 1.0; provided, however, that if the REIT (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor then in effect by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend or distribution or the effective date for such subdivision or combination (assuming for such purposes that such dividend or distribution or such subdivision or combination occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend or distribution or the effective date for such subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the record date for such dividend or distribution or the effective date of such subdivision or combination.

            "Declaration of Trust" means the Declaration of Trust of the REIT, as amended from time to time in accordance with its terms.

            "Effective Date" means the date of this Amendment.

            "General Partner" means the REIT, or its successor in its capacity as general partner of the Partnership.

            "Independent Trust Manager" means a Trust Manager who is not an employee of the REIT or of any Affiliate of the REIT.

           "New  Securities"   means  (i) for  the   Partnership,   any
      additional Partnership Interests or rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Partnership Interests issued after the Effective Date and (ii) for the REIT, any additional REIT Shares (other than REIT Shares issued pursuant to Section 7.6) or rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares issued after the Effective Date.

            "Operating Partnership" means FFP Properties, L.P. and any other partnerships, corporations, limited liability companies or other entities through which the Partnership does business.

            "Properties" means interests in the Operating Partnership and other interests in real property acquired by the Partnership from time to time.

            "QRS" means any  "qualified  REIT  subsidiary" as defined in
      Section 856(i)(2) of the Code.

            "Redeeming  Partner"  has the  meaning  set forth in Section
      7.6(a).

            "Redemption Amount" means the Cash Amount or REIT Shares Amount, as determined by the General Partner in its sole and absolute discretion. A Redeeming Partner shall have no right, without the REIT's consent, to receive the Redemption Amount in the form of the REIT Shares Amount.

            "Redemption    Notice"   means   the    Redemption    Notice
      substantially in the form of Exhibit A to this Agreement.

            "Redemption  Right"  shall  have the  meaning  set  forth in
      Section 7.6(a).

            "Real   Estate   Investment   Trust"  means  a  real  estate
      investment trust under section 856 of the Code.

            "REIT" means FFP Real Estate Trust, a Texas real estate investment trust.

            "REIT Common Share" means common shares, par value $0.01 of the REIT.

            "REIT Preferred Share" means preferred shares, par value $0.01 of the REIT

            "REIT Share" means either a REIT Common Share or a REIT Preferred Share, as the context requires.

            "REIT Share Price"  means,  as of any date of  determination
      (a) if the REIT Shares are listed or admitted to trading on one or more National Securities Exchanges, the average of the last reported sale price per REIT Share regular way, or, in case no such reported sale has taken place on any such day, the average of the last reported bid and asked prices per REIT Share regular way, in either case on the principal National Securities Exchange on which the REIT Shares are listed or admitted to trading, for the four trading days immediately preceding the date of determination, (b) if the REIT Shares are not listed or admitted to trading on a National Securities Exchange but are quoted on NASDAQ, the average of the closing bid price per REIT Share for the four trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau
      Incorporated, or other such nationally recognized quotation service as may be selected by the General Partner for such purpose if said Bureau is not at the time furnishing quotations, or (c) if the REIT Shares are not listed for trading on a National Securities Exchange or quoted by NASDAQ, an amount equal to the fair market value of a REIT Share as of such date of determination, as determined by the General Partner using any reasonable method of valuation.

            "REIT Shares Amount" shall mean a number of REIT Shares equal to the product of the number of Shares offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor; provided, however, that if the REIT issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase the REIT Shares or any other securities or property, the value of which is not included in the value of the REIT Shares (collectively, the "Rights") then the REIT Shares Amount shall also include the Rights that a holder of that number of REIT Shares would be entitled to receive.

            "REIT Termination Date" means the first day after the date on which at least a majority of the Independent Trust Managers determine by duly adopted resolution that it is no longer in the best interests of the REIT to attempt to qualify as a real estate investment trust.

            "Specified Redemption Date" means the tenth Business Day after receipt by the General Partner of a Redemption Notice.

            "Trust Managers" means the trust managers of the REIT, as elected and qualified from time to time.

            "Valuation Date" means the date of receipt by the REIT of a Redemption Notice or, if such date is not a Business Day, the first Business Day thereafter.

2. Article II, "Definitions," shall be amended, on the Adoption Date, by deleting the definition "Unit Price" in its entirety and, thereafter, all references in the Partnership Agreement to Unit Price shall be deemed to be references to REIT Share Price.

3. Article III, "Purpose," is hereby deleted in its entirety and replaced by the following:

            "(a) Purpose. The purpose and business of the Partnership shall be any business which may be lawfully conducted by a limited partnership organized pursuant to the Delaware Act, including, without limitation, directly or indirectly, the
      (i) owning, operating, maintaining, administering, developing, holding, improving, rehabilitating, redeveloping, renovating, expanding, leasing, mortgaging, selling, exchanging, disposing of, and generally dealing in and with, real estate and related assets and any other property owned by the Partnership,
      (ii) financing or refinancing for any of the foregoing purposes, or for any other purpose in furtherance of, or necessary, convenient, or incidental to the business or requirements of the Partnership, (iii) seeking to acquire, acquiring, obtaining options or other rights to acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise) interests in, or in Persons owning, or owning an interest or interests in property or properties in anticipation of developing same, or any other property as shall be specifically, in all such cases, designated from time to time by the REIT, (iv) holding an interest as a partner (general and/or limited), member or shareholder in a management leasing, development, administrative or other service company, including interests incidental to such interests, and
      (v) engaging in any other activities (including the ownership of property that is in furtherance of or necessary or incidental or related to any of the foregoing).

            (b) Real Estate Investment Trust Requirements. Notwithstanding anything to the contrary contained in this Agreement, from the Adoption Date and until the REIT Termination Date and for so long as the REIT is a Partner, the Partnership shall operate in such a manner and the Partnership shall take or omit to take all actions as may be necessary (including making appropriate distributions from time to time), so as to permit the REIT (i) to continue to qualify as a Real Estate Investment Trust under Sections 856 through 860 of the Code so long as such requirements exist and as such provisions may be amended from time to time, or corresponding provisions of succeeding law (the "REIT Requirements"), and (ii) to minimize its exposure to the imposition of an excise tax under Section 4981(a) of the Code or a tax under Section 857(b) of the Code, so long as such taxes may be imposed and as such provisions may be amended from time to time, or corresponding provisions of succeeding law, each of (i) and (ii) to at all times be determined (a) as if the REIT's sole asset is its Partnership Interest, and (b) without regard to the action or inaction of the REIT with respect to distributions (by way of dividends or otherwise) and the timing thereof."

4.    Article IV, "Capital  Contributions," is hereby amended to include a new
Section 4.11 in its entirety as follows:

      "4.11 New Securities.  Notwithstanding  anything to the contrary in this
Agreement:

                  (a) New Securities of the Partnership may not be issued to the General Partner unless either (1)(A) the New Securities of the Partnership are issued in connection with the grant, award or issuance of New Securities of the REIT that have designations, preferences and other rights such that the economic interests attributable to such New Securities of the REIT are substantially similar to the designations, preferences and other rights of the New Securities of the Partnership issued to the REIT and (B) the REIT shall make a capital contribution to the Partnership in an amount equal to the proceeds, if any, raised in connection with the issuance of such New Securities of the REIT (subject to actual or deemed reimbursement of any expenses, including underwriting discount, commissions, or fees by the Partnership to the General Partner pursuant to Section 6.5), or (2) the New Securities of the Partnership are issued to all Partners in proportion to their respective Percentage Interests in the Partnership.

                  (b) The REIT may not grant, award or issue New Securities of the REIT other than to all holders of REIT Shares unless (i) the REIT shall cause the Partnership to issue to the REIT New Securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially the same as those of the New Securities of the REIT; and (ii) the REIT makes a capital contribution to the Partnership of the proceeds from the grant, award or issuance of such New Securities of the REIT (subject to actual or deemed reimbursement of any expenses, including underwriting discount, commission or fees by the Partnership to the REIT pursuant to Section 6.5). Without limiting the foregoing, the REIT is expressly authorized to grant, award or issue New Securities for less than fair market value, and to cause the Partnership to issue to the REIT corresponding Partnership Interests, so long as the REIT concludes in good faith that such issuance is in the best interests of the Partnership."

5.    Article V, "Allocation and Distribution," is hereby amended as follows:

      Section 5.1(a) is hereby replaced in its entirety with the following:

      "For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, except as otherwise provided in this Section 5.1, Operating Income, Operating Loss, and all items of income gain, loss and deduction from a Terminating Capital Transaction recognized during a fiscal year of the Partnership shall be allocated among the Partners in accordance with their respective Percentage Interests."

      Section 5.3(a) is hereby replaced in its entirety with the following:

      "(a) The General Partner may from time to time in its sole discretion cause the Partnership to distribute cash, Units, and other property to the Partners in accordance with their Percentage Interests; provided, however, that the proceeds from a Terminating Capital Transaction shall be distributed solely in accordance with Article XIV, after the allocation of any item of income, gain, loss or deduction with respect thereto and concomitant adjustment in the Partners' Capital Accounts as a result thereof.
Notwithstanding  the  foregoing,  from the  Adoption  Date and  until the REIT
Termination Date, the REIT shall use its best efforts to cause the Partnership to distribute sufficient amounts of cash to the REIT to enable the REIT to pay shareholder dividends that will (a) satisfy the distribution requirements for qualification as a Real Estate Investment Trust as set forth in Section 857 of the Code and (b) avoid any federal income or excise tax liability being imposed on the REIT by the Code; provided, however, that in no event may a Partner receive a distribution of cash with respect to a Unit if such Partner is entitled to receive a distribution of such cash with respect to a REIT Share for which such Unit has been redeemed or exchanged."

      Sections 5.3(c) and (d) are hereby deleted in their entirety.

      Effective on the Adoption Date, Section 5.3(e) is deleted in its entirety.

6. Article VI, "Management and Operation of Business," is hereby amended as follows:

      The following is hereby added at the end of Section 6.1(a):

"and (xiii) the taking of any such other action, executing, acknowledging, swearing to or delivering such other documents or instruments, and performing any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the REIT at all times to qualify as a Real Estate Investment Trust from the Adoption Date to the REIT Termination Date) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act."

      Section 6.5(b) is hereby replaced in its entirety with the following:

      "(b) The REIT shall be reimbursed for all expenses, disbursements and advances incurred or made in connection with the organization and/or reorganization of the Partnership, the Operating Partnership and/or the REIT, the qualification of the Partnership, the Operating Partnership, the REIT and/or the General Partner to do business, any initial or subsequent offering of REIT Shares by the REIT and any other issuance of additional Partnership Interests, REIT Shares or New Securities."

      The next to last sentence of Section 6.5(c) is hereby replaced with the following:

      "The Limited Partners acknowledge that the REIT's sole business is the ownership of Partnership Interests and related assets in connection with the operation of the Partnership and that all of the REIT's expenses are incurred for the benefit of the Partnership."

      Section 6.5(d) is hereby replaced in its entirety with the following:

      "(d) The REIT in its sole discretion and without the approval of the Limited Partners may propose and adopt benefit plans, including plans involving the issuance of Partnership Interests, for the benefit of employees of the General Partner, the REIT, the Operating Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the REIT or the Operating Partnership."

      Section 6.6 (a) is hereby replaced in its entirety with the following:

      "(a) Other than by means of the REIT, the Partnership and the REIT's interest in other Persons, including the Operating Partnership, no executive officer of the General Partner, nor any Person in which such executive officer directly or indirectly holds a controlling interest, may own, operate or manage, or have any equity interest in any Person owning, operating or managing convenience stores or retail gasoline facilities, unless such ownership or operation is first approved by a majority of the disinterested directors of the General Partner. The foregoing shall not be deemed to apply to the ownership by any executive officer or any member of his family of equity securities of any publicly-held entity in the same or similar business as the REIT, the Partnership or the Operating Partnership, provided such equity ownership by any such Person does not exceed 10% of the total outstanding voting securities of such entity.

      The following Subsections are added in their entirety:

      "(c) Notwithstanding Subsections (a) and (b) of this Section 6.6, the REIT may engage in any and all activities required by, and relating to, the exchange of ownership on the Effective Date.

      (d) During the term of the Partnership, the REIT shall not directly or indirectly enter into or conduct any business, other than as the General
Partner or a Limited Partner and the management of the business of the Partnership, and such activities as are incidental thereto, and the REIT shall not directly or indirectly enter into or conduct any business other than in connection with the making of loans or guarantee of loans made to the Partnership as set forth in Section 6.8, the ownership, acquisition or disposition of Partnership Interests as a General Partner or as a Limited Partner, the ownership of the stock of one or more QRSs as may be necessary to facilitate acquisitions by or loans for the Partnership and such activities as are incidental thereto or to the business of the REIT, the Partnership or any QRS. The REIT shall not incur any indebtedness for borrowed money unless the proceeds from such borrowing are reloaned to the Partnership on the same terms and conditions as the borrowing by the REIT. The REIT shall not own any assets other than Partnership Interests as a General Partner or as a Limited Partner and debt obligations of the Partnership, stock and debt obligations of one or more QRSs formed for the purposes set forth above and such bank accounts and similar instruments as may be necessary to carry out the responsibilities set forth in its organizational documents as in effect on the Effective Date of this Agreement.

      (e) During the term of the Partnership, the REIT will not engage in any action that would result in the REIT owning any real estate or improvements thereon other than through the Partnership (or through an interest in any Person that is directly or indirectly owned or controlled by the Partnership and, except to the extent that the formation of one or more QRSs is required to cause such Person to be classified as a partnership for federal income tax purposes, the REIT's entire economic interest in such Person is owned through the Partnership) or conduct any business other than directly or indirectly through the Partnership.

      (f) If the REIT purchases REIT Shares, then the REIT shall cause the Partnership to purchase from the REIT that number of Units equal to the product of the number of REIT Shares to be purchased by the REIT (and/or the General Partner) multiplied by the Conversion Factor on the same terms and for the same aggregate price that the REIT purchased such REIT Shares."

      The following Section 6.12(c) is hereby added in its entirety:

      "(c) From the Adoption Date and until the REIT Termination Date, notwithstanding any other provisions of this Agreement or the Act, any action of the REIT on behalf of the Partnership or any decision of the REIT to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order
(i) to protect the ability of the REIT to qualify as a real estate investment trust or (ii) to allow the REIT to avoid incurring any liability for taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners."

      Section 6.14, "Maintenance of Net Worth" is hereby deleted in its entirety

7. Article VII, "Rights and Obligations of Limited Partners," is hereby amended to include a new Section 7.6 in its entirety as follows:

      7.6   Redemption Rights.

     "a)   (i) Except as provided  in Sections  7.6 (b) and (c) and except as may otherwise be prohibited by the Securities Act, on or at any time after the Adoption Date and until the REIT Termination Date, each Limited Partner, other than the REIT shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Units held by such Limited Partner at a redemption price equal to, and in the form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Redemption Notice (a form of which is attached as Exhibit A hereto) delivered to the REIT by the Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the REIT purchases the Units subject to the Redemption Notice pursuant to Section 7.6(a)(ii). A Limited Partner may not exercise the Redemption Right for less than 100 Units or, if such Limited Partner holds less than 100 Units, all of the Units held by such Limited Partner. The Redeeming Partner shall have no right, with respect to any Units so redeemed, to receive any distributions paid after the Specified Redemption Date if the Partnership Record Date for that distribution is after the Specified Redemption Date. The Assignee of any Limited Partner may exercise the rights such Limited Partner has pursuant to this Section 7.6(a)(i) (in which case the Assignee will be the "Redeeming Partner" for the purposes of the rights and restrictions contained in this Section 7.6) and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Redemption Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

            (ii) Notwithstanding the provisions of Section 7.6(a)(i), a Limited Partner or Assignee who exercises a Redemption Right shall be deemed to have offered to sell the Units described in the Redemption Notice to the REIT, and the REIT may, in its sole and absolute discretion, assume directly and satisfy a Redemption Right by paying to the Redeeming Partner the Redemption Amount on the Specified Redemption Date, whereupon the REIT shall acquire the Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Units. If the REIT shall exercise its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right and each of the
Redeeming Partner and the Partnership, shall treat the transaction between the REIT and the Redeeming Partner as a sale of the Redeeming Partner's
Partnership Units to the REIT for federal income tax purposes. Each Redeeming Partner agrees to execute such documents as the REIT may reasonably require in connection with the issuance of REIT Shares upon the Partner's exercise of the Redemption Right. If the REIT elects to assume and satisfy the Redemption Right, the REIT may deliver REIT Shares as payment of the Redemption Amount to the Limited Partner only if the REIT Shares are registered for sale to the public under applicable securities laws, to the extent required.

            (iii) Notwithstanding the provisions of Section 7.6(a)(i),a Limited Partner or Assignee shall not be entitled to exercise a Redemption Right pursuant to Section 7.6(a)(i) if the delivery of REIT Shares to such Limited Partner or Assignee by the REIT on the Specified Redemption Date pursuant to Section 7.6(a)(ii) (regardless of whether the REIT would, in fact, exercise its rights under Section 7.6(a)(ii)) would cause such Limited Partner or Assignee to violate the Ownership Limit or any other terms of the REIT's Declaration of Trust. The REIT, in its sole and absolute discretion, however, may elect to acquire such Units in exchange for the Cash Amount attributable to such Units.

            (iv) Notwithstanding the provisions of Section 7.6(a)(i), a Limited Partner or Assignee shall not be entitled to exercise the Redemption Right pursuant to Section 7.6(a)(i) if the delivery of REIT Shares to such Limited Partner or Assignee by the REIT on the Specified Redemption Date pursuant to Section 7.6(a)(ii) (regardless of whether the REIT would, in fact, exercise its rights under Section 7.6(a)(ii)) would be prohibited under applicable law.

            (v) If the Redemption Right is satisfied by the REIT by the delivery of REIT Shares, the Redeeming Partner shall be deemed to become a holder of REIT Shares as of the close of business on the Specified Redemption Date.

      (b) Each Limited Partner and Assignee covenants and agrees with the REIT that all Units delivered for redemption shall be delivered to the Partnership or the REIT free and clear of all liens, and should any liens exist or arise with respect to such Units, neither the Partnership, nor the REIT shall be under any obligation to acquire the same. Each Limited Partner and Assignee further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Units to the Partnership or the REIT, such Limited Partner or Assignee shall assume and pay such transfer tax, and neither the Partnership nor the REIT shall have any obligation to complete the transfer until such transfer tax has been paid.

      (c) If more than one Unit shall be redeemed for REIT Shares at the same time by the same Redeeming Partner, the number of full REIT Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of REIT Shares represented by the Units so presented. If any fraction of a REIT Share would be issuable upon the redemption of any Units, the Partnership or the REIT shall pay an amount in cash equal to the value of a REIT Share multiplied by such fraction.

      (d)   Nothing   contained  in  this  Agreement  shall  be  construed  as
conferring upon the holders of the Units the right to vote or to receive dividends or other distributions or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of Trust Managers or any other matter, or any rights whatsoever as shareholders of the REIT prior to the issuance of REIT Shares on the Specified Redemption Date. The REIT hereby agrees to reserve for issuance sufficient REIT Shares to satisfy the Redemption Amount for all Limited Partners."

8. Article XI, "Transfer of Interests" is hereby amended by adding the following Sections in their entirety as follows:

      "11.9 Restrictions on Transfer of Units. Notwithstanding the terms of this Article XI, after the date to be set forth by the Board of Trust Managers (such date to be no earlier than the Adoption Date,) no outstanding Unit may be sold, pledged, hypothecated or otherwise transferred to any Person, other than to the REIT or the Partnership pursuant to Section 7.6, or a pledge, hypothecation or encumbrance of Units by the REIT unless, prior to such transfer, such Unit is exchanged for REIT Shares pursuant to the terms of Section 7.6.

      Section 11.10 Restrictions on Ownership, Transfer, Acquisition and Redemption of Units.

      (a) Sections 11.10 through 11.15 hereof shall be in effect until the Adoption Date, after which date Sections 11.9 through 11.15 shall apply.

      (b) Definitions. For purposes of Sections 11.10 and 11.11, the following terms shall have the following meanings:

            "Acquire" shall mean the acquisition of Beneficial or Constructive Ownership of Units by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Units, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Constructive Owner. The terms "Acquires" and "Acquisition" shall have correlative meanings.

            "Beneficiary" shall mean a beneficiary of the Excess Units Trust as determined pursuant to paragraph (a) of Section 11.11.

            "Closing  Price"  on any day  shall  mean  the  last  sale  price, regular way on such day, or, if no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange, or if the affected class or series of Units is not so listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the affected class or series of Units is listed or admitted to trading or, if the affected class or series of Units is not so listed or admitted to trading, the last quoted price or, if not quoted, the average of the high bid and low asked prices on NASDAQ or any other nationally recognized automated quotation system then in use, or, if the affected class or series of Units is not so quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the General Partner making a market in the affected class or series of Units, or, if there is no such market maker or such closing prices otherwise are not available, the fair market value of the affected class or series of Units as of such day, as determined by the General Partner in its discretion.

            "Constructive Ownership" shall mean ownership of Units by a Person who would be treated as an owner of such Units, either actually or constructively, directly or indirectly, through the application of Section 318 of the Code, as modified by Section 7704(d)(3)(B) thereof. The terms "Constructive Owner," "Constructively Own," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

            "Conversion Date" shall mean the first date that limited partners of FFP Partners, L.P. are permitted or required to exchange units of FFP Partners, L.P. for REIT Common Shares.

            "Excess   Units"  shall  mean  Units   exchanged  as  provided  in
paragraph (d) of this Section 11.10.

            "Excess Units Trust" shall mean the trust created pursuant to paragraph (a) of Section 11.11.

            "Excess Units Trustee" shall mean the Partnership as trustee for the Excess Units Trust, and any successor trustee appointed by the Trust.

            "Market Price" on any day shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding such day (or those days during such 10-day period for which Closing Prices are available).

            "Ownership Limit" shall mean 4.9 percent of the outstanding Units of the Partnership.

            "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

            "Purported Beneficial Holder" shall mean, with respect to any event or transaction other than a purported Transfer or Acquisition which results in Excess Units, the Person for whom the applicable Purported Record Holder held the Units that were, pursuant to paragraph (c) of this Section 11.10, automatically exchanged for Excess Units upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

            "Purported Beneficial  Transferee" shall mean, with respect to any purported Transfer or Acquisition which results in Excess Units, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Units if such Transfer or Acquisition had been valid under paragraph (c) of this Section 11.10. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

            "Purported Record Holder" shall mean, with respect to any event or transaction other than a purported Transfer or Acquisition which results in Excess Units, the record holder of the Units that were, pursuant to paragraph (c) of this Section 11.10, automatically exchanged for Excess Units upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

            "Purported Record Transferee" shall mean, with respect to any purported Transfer or Acquisition which results in Excess Units, the record holder of the Units if such Transfer had been valid under paragraph (b) of this Section 11.10. The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

            "Trading Day" shall mean a day on which the principal national securities exchange on which the affected class or series of Units is listed or admitted to trading is open for the transaction of business or, if the affected class or series of Units is not listed or admitted to trading, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "Transfer" shall mean any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Units or the right to vote or receive dividends on Units (including (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Units or the right to vote or receive dividends on Units or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Units, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms "Transfers," "Transferred" and "Transferable" shall have correlative meanings.

      (c)   Ownership and Transfer Limitations.

            (i) Notwithstanding any other provision of this Partnership Agreement, except as provided in paragraph (j) of this Section 11.10 and
Section 11.11, from and after the Effective Date, no Person other than the REIT shall Constructively Own Partnership Units in excess of the Ownership Limit.

            (ii) Notwithstanding any other provision of this Partnership Agreement, except as provided in paragraph (j) of this Section 11.10 and
Section 11.12, from and after the Effective Date, any Transfer, Acquisition, change in the capital structure of the Partnership, or other purported change in Constructive Ownership of Units or other event or transaction that, if effective, would result in any Person other than the REIT Constructively Owning Units in excess of the applicable Ownership Limit shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Partnership, or other purported change in Constructive Ownership or other event or transaction with respect to that number of Units which would otherwise be Constructively Owned by such Person in excess of the applicable Ownership Limit, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder, as applicable, shall acquire any rights in that number of Units.

            (iii) Notwithstanding  any  other  provision  of this  Partnership
Agreement, except as provided in Section 11.10(j), from and after the Effective Date, any Transfer, Acquisition, change in capital structure of the Partnership, or other purported change in Constructive Ownership of Units or other event or transaction that, if effective, would (i) cause the Partnership to own (directly or Constructively) an interest in a tenant, the rents received or accrued from whom would not qualify as rents from real property under Section 7704(c)(3) and (ii) cause the Partnership to fail to satisfy any of the gross income requirements of Section 7704(c)(3) of the Code, shall be void ab initio as to the Transfer, Acquisition, change in capital structure of the Partnership, or other purported change in
Constructive Ownership or other event or transaction with respect to that number of Units which would cause the Partnership to own an interest (directly or Constructively) in a tenant, the rents received or accrued from whom would not qualify as rents from real property under Section 7704(c)(3), and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Units.

      (d)   Exchange for Excess Units.

            (i)   If,  notwithstanding the other provisions  contained in this
Article XI, at any time from and after the Effective Date, there is a purported Transfer, Acquisition, change in the capital structure of the Partnership, or other purported change in the Constructive Ownership of Units or other event or transaction such that any Person would Constructively Own Units in excess of the applicable Ownership Limit or then, except as otherwise provided in paragraph (j) of this Section 11.10, such number of Units (rounded up to the next whole number of Units) in excess of the applicable Ownership Limit automatically shall be exchanged for an equal number of Excess Units having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article XI requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer, Acquisition, change in capital structure, or other purported change in Constructive Ownership of Units or other event or transaction.

            (ii)  If,  notwithstanding the other provisions  contained in this
Article XI, at any time from and after the Effective Date, there is a purported Transfer, Acquisition, change in the capital structure of the Partnership, or other purported change in Constructive Ownership of Units or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (ii) or (iii) of paragraph (c) of this Section 11.10 or, directly or indirectly, would for any reason cause the Partnership to fail to be classified as a partnership under the Code, then the number of Units (rounded up to the next whole number of Units) being Transferred or Acquired or which are otherwise affected by the change in capital structure or other purported change in Constructive Ownership or other event or transaction and which would result in a violation of any of the restrictions described in subparagraphs (ii) and (iii) of paragraph (c) of this Section 11.10 or, directly or indirectly, would for any reason cause the Partnership to fail to be classified as a partnership under the Code, automatically shall be exchanged for an equal number of Excess Units having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article XI requires different terms. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer, Acquisition, change in capital structure, or other purported change in Constructive Ownership or other event or transaction.

            (iii) The General Partner  recognizes that Section  11.10(d)(i) or
Section 11.10(d)(ii) may become operative because of the purported ownership of Units by two or more (i) partners of a partnership, (ii) shareholders of a corporation or (iii) members of any other Person. In such event, the General Partner shall have the authority in its sole, complete and absolute discretion to determine the number of Units and the identity of the Units of each partner, shareholder or member that automatically shall be exchanged for an equal number of Excess Units.

      (e) Remedies For Breach. If the General Partner or its designee shall at any time determine in good faith that a Transfer, Acquisition, or change in the capital structure of the Partnership or other purported change in Constructive Ownership or other event or transaction has taken place in violation of paragraph (c) of this Section 11.10 or that a Person intends to Acquire or has attempted to Acquire Constructive Ownership of any Units in violation of paragraph (c) of this Section 11.10, the General Partner or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, or change in the capital structure of the Partnership, or other attempt to Acquire Constructive
Ownership of any Units or other event or transaction, including, but not limited to, refusing to give effect thereto on the books of the Partnership or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Partnership, attempted Transfer, or other attempt to Acquire Constructive Ownership of any Units or event or transaction in violation of subparagraphs
(ii) or (iii) of paragraph (c) of this Section 11.10 (as applicable) shall be void ab initio and, where applicable, automatically shall result in the exchange described in paragraph (d) of this Section 11.10, irrespective of any action (or inaction) by the General Partner or its designee.

      (f) Notice of Restricted Transfer. Any Person who Acquires or attempts to Acquire Constructive Ownership of Units in violation of paragraph
(c) of this Section 11.10 and any Person who Constructively Owns Excess Units as a transferee of Units resulting in an exchange for Excess Units, pursuant to paragraph (c) of this Section 11.10, or otherwise, immediately shall give written notice to the Partnership, or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Partnership, of such event and shall promptly provide to the Partnership such other information as the Partnership, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, attempted Transfer, Acquisition, attempted Acquisition or other purported change in Constructive Ownership on the Partnership's status as a partnership under the Code.

      (g) Owners Required To Provide Information. From and after the Effective Date:

            (i) Every Constructive Owner of more than 5 percent, or such lower percentage or percentages as determined pursuant to regulations under the Code or as may be requested by the General Partner in its sole discretion, of the outstanding Units of any class or series of Units of the Partnership annually shall, no later than January 31 of each calendar year, give written notice to the Partnership stating (i) the name and address of such Constructive Owner; (ii) the number of Units of each class or series of Units Constructively Owned; and (iii) a description of how such Units are held. Each such Constructive Owner promptly shall provide to the Partnership such additional information as the Partnership, in its sole discretion, may request in order to determine the effect, if any, of such Constructive Ownership on the Partnership's status as a partnership under the Code and to ensure compliance with the applicable Ownership Limit and other restrictions set forth herein.

            (ii) Each Person who is a Constructive Owner of Units and each Person (including the shareholder of record) who is holding Units for a Constructive Owner promptly shall provide to the Partnership such information as the Partnership, in its sole discretion, may request in order to determine the Partnership's status as a partnership under the Code, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the applicable Ownership Limit and other restrictions set forth herein.

      (h) Remedies Not Limited. Nothing contained in this Article XI except Section 11.10(j) hereof shall limit the scope or application of the provisions of this Section 11.10, the ability of the Partnership to implement or enforce compliance with the terms thereof or the authority of the General Partner to take any such other action or actions as it may deem necessary or advisable to protect the Partnership and the interests of its Unitholders by preservation of the Partnership's status as a partnership under the Code and to ensure compliance with the applicable Ownership Limit and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Partnership.

      (i) Ambiguity. In the case of ambiguity in the application of any of the provisions of this Section 11.10, including any definition contained in paragraph (b) hereof, the General Partner shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 11.10 with respect to any situation, based on the facts known to it.

      (j) Exceptions. The General Partner, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel, or other evidence satisfactory to the General Partner, in its sole discretion, in each case to the effect that the restrictions contained in subparagraphs (iii) of paragraph (c) of this Section 11.10 will not be violated, may waive or change, in whole or in part, the application of the applicable Ownership Limit with respect to any Person that Constructively Owned at least 4.9% of any class of the outstanding Units at or concurrently with the Effective Date. In connection with any such waiver or change, the General Partner may require such representations and undertakings from such Person or affiliates and may impose such other conditions, as the General Partner deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Units on the Partnership's status as a partnership under the Code.

      (k) Increase in Ownership Limit. The General Partner is hereby expressly vested with the full power and authority from time to time to increase the Ownership Limit. No such increase shall constitute or be deemed to constitute an amendment of this Partnership Agreement, and shall take effect automatically without any action on the part of any Unitholder as of the date specified by the General Partner that is subsequent to the General Partner's resolution approving and effecting such reduction.

      (l) Legend. From and after the Effective Date, each certificate for Units shall bear substantially the following legend:

                  "The securities  represented by this certificate are subject to the restrictions on transfer and ownership for the purpose of maintenance of the status as a partnership under the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Partnership Agreement of the Partnership, no Person may (i) Constructively Own Units of the Partnership in excess of 4.9 percent of the outstanding Units or
            (ii) Constructively Own Units (of any class or series) which would cause the Partnership to fail to qualify as a partnership for federal income tax purposes under any applicable Code
            Section, including, without limitation, Section 7704 of the Code. Any Person who has Constructive Ownership, or who Acquires or attempts to Acquire Constructive Ownership of Units in excess of the above limitations and any Person who Constructively Owns Excess Units as a transferee of Units resulting in an exchange for Excess Units (as described below) immediately must notify the Partnership in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in the Constructive Ownership, must give written notice to the Partnership at least fifteen (15) days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Units or other event which results in violation of the ownership or transfer limitations set forth in the Partnership Agreement of the Partnership, shall be void ab initio and the Purported Beneficial and Record Transferee shall not have or acquire any rights in such Units. If the transfer and ownership limitations referred to herein are violated, the Units represented hereby automatically will be exchanged for Excess Units to the extent of violation of such limitations, and such Excess Units will be held in trust by the Partnership, all as provided by the Partnership Agreement of the Partnership. All defined terms used in this legend have the meanings identified in the Partnership Agreement of the Partnership, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Unitholder who so requests."

      Section 11.11  Excess Units.

      (a) Ownership In Partnership. Upon any purported Transfer, Acquisition, change in the capital structure of the Partnership, or other purported change in the Constructive Ownership or event or transaction that results in Excess Units pursuant to paragraph (d) of Section 11.10, such Excess Units shall be deemed to have been transferred to the Partnership, as Excess Units Trustee of an Excess Units Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Units may later be transferred pursuant to paragraph (e) of this Section 11.11. Excess Units so held in trust shall be issued and outstanding Units of the Partnership. The Purported Record Transferee (or Purported Record Holder) shall have no rights in such Excess Units except the right to designate a transferee of such Excess Units upon the terms specified in paragraph (e) of this Section 11.11. The Purported Beneficial Transferee (or Purported
Beneficial Holder) shall have no rights in such Excess Units except as provided in paragraphs (c) and (e) of this Section 11.11.

      (b) Distribution Rights. Excess Units shall not be entitled to any distributions (except as provided in Paragraph (c) of this Section 11.11). Any distribution paid prior to the discovery by the Partnership that the Units have been exchanged for Excess Units shall be repaid to the Partnership upon demand, and any distribution declared but unpaid at the time of such discovery shall be void ab initio with respect to such Excess Units.

      (c)   Rights Upon Liquidation.

           (i) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Partnership, each holder of Excess Units resulting from the exchange of preferred Units of any specified series shall be entitled to receive, ratably with each other holder of Excess Units resulting from the exchange of preferred Units of such series and each holder of preferred Units of such series, such accrued and unpaid dividends, liquidation preferences and other preferential payments, if any, as are due to holders of preferred Units of such series. In the event that holders of Units of any series of preferred Units are entitled to participate in the Partnership's distribution of its residual assets, each holder of Excess Units resulting from the exchange of preferred Units of any such series shall be entitled to participate, ratably with (i) each other holder of Excess Units resulting from the exchange of preferred Units of all series entitled to so participate; (ii) each holder of preferred Units of all series entitled to so participate; and (iii) each holder of other Units and Excess Units resulting from the exchange of other Units (to the extent permitted by paragraph (d) of
Section 11.10 hereof), that portion of the aggregate assets available for distribution (determined in accordance with applicable law) as the number of such Excess Units held by such holder bears to the total number of
(i) outstanding Excess Units resulting from the exchange of preferred Units of all series entitled to so participate; (ii) outstanding preferred Units of all series entitled to so participate; and (iii) other outstanding Units and Excess Units resulting from the exchange of other Units. The Partnership, as holder of Excess Units in trust, or, if the Partnership shall have been dissolved, any trustee appointed by the Partnership prior to its dissolution, shall distribute ratably to the Beneficiaries of the Excess Units Trust, when determined, any such assets received in respect of the Excess Units in any liquidation, dissolution or winding up, or any distribution of the assets, of the Partnership. Anything to the contrary herein notwithstanding, in no event shall the amount payable to a holder with respect to Excess Units resulting from the exchange of preferred Units exceed (i) the price per share such holder paid for the preferred Units in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Units or the price per share such holder paid for the preferred Units that were exchanged for the Excess Units or (ii) if the holder did not give full value for such Excess Units (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the preferred Units on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Excess Units or the Market Price for the preferred Units on the date they were exchanged for the Excess Units. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of preferred Units and Excess Units resulting from the exchange of preferred Units to the extent permitted by the foregoing limitations.

            (ii) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Partnership, each holder of Excess Units resulting from the exchange of Units shall be entitled to receive, ratably with (i) each other holder of such Excess Units and (ii) each holder of other Units, that portion of the aggregate assets available for distribution to holders of Units (including holders of Excess Units resulting from the exchange of other Units pursuant to paragraph (d) of Section 11.10 hereof), determined in accordance with applicable law, as the number of such Excess Units held by such holder bears to the total number of outstanding other Units and outstanding Excess Units resulting from the exchange of other Units then outstanding. The Partnership, as holder of the Excess Units in trust, or, if the Partnership shall have been dissolved, any trustee appointed by the Partnership prior to its dissolution, shall distribute ratably to the Beneficiaries of the Excess Units Trust, when determined, any such assets received in respect of the Excess Units in any liquidation, dissolution or winding up, or any distribution of the assets, of the Partnership. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder with respect to Excess Units exceed (i) the price per share such holder paid for the Units in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Units or the price per share such holder paid for the Units that were exchanged for the Excess Units or (ii) if the holder did not give full value for such Excess Units (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Units on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Excess Units or the Market Price for the Units on the date they were exchanged for the Excess Units. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of other Units and Excess Units resulting from the exchange of other Units to the extent permitted by the foregoing limitations.

      (d) Voting Rights. The holders of Excess Units shall not be entitled to vote on any matters (except as required by the Delaware Act).

      (e)   Restrictions on Transfer; Designation of Beneficiary.

            (i) Excess Units shall not be Transferable. The Purported Record Transferee (or Purported Record Holder) may freely designate a Beneficiary of its interest in the Excess Units Trust (representing the number of Excess Units held by the Excess Units Trust attributable to the purported Transfer that resulted in the Excess Units), if (A) the Excess Units held in the Excess Units Trust would not be Excess Units in the hands of such Beneficiary and (B) the Purported Beneficial Transferee (or Purported Beneficial Holder) does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Units that exceeds (x) the price per share such Purported Beneficial Transferee (or Purported Beneficial Holder) paid for the Units in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Units or the price per share paid for the Units that were exchanged for the Excess Units or (y) if the Purported Beneficial Transferee (or Purported Beneficial Holder) did not give value for such Excess Units (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Units on the date of the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Units or the Market Price for the Units on the date they were exchanged for the Excess Units. Upon such Transfer of an interest in the Excess Units Trust, the corresponding Excess Units in the Excess Units Trust automatically shall be exchanged for an equal number of Units (depending on the type and class of Units that originally were exchanged for such Excess Units) and such Units shall be transferred of record to the Beneficiary of the interest in the Excess Units Trust designated by the Purported Record Transferee (or Purported Record Holder), as described above, if such Units would not be Excess Units in the hands of such Beneficiary. Prior to any Transfer of any interest in the Excess Units Trust, the Purported Record Transferee (or Purported Record Holder) must give written notice to the Partnership of the intended Transfer and the Partnership must have waived in writing its purchase rights under paragraph (f) of this
Section 11.11.

            (ii) Notwithstanding the foregoing, if a Purported Beneficial Transferee (or Purported Beneficial Holder) receives a price for designating a Beneficiary of an interest in the Excess Units Trust that exceeds the amounts allowable under subparagraph (i) of this paragraph (e), such Purported Beneficial Transferee (or Purported Beneficial Holder) shall pay, or cause the Beneficiary of the interest in the Excess Units Trust to pay, such excess in full to the Trust.

            (iii) If any of the Transfer restrictions set forth in this paragraph (e) or any application thereof is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Purported Record Transferee (or Purported Record Holder) may be deemed, at the option of the Partnership, to have acted as the agent of the Partnership in acquiring the Excess Units as to which such restrictions would otherwise, by their terms, apply, and to hold such Excess Units on behalf of the Partnership.

      (f) Purchase Right in Excess Units. Excess Units shall be deemed to have been offered for sale to the Partnership or its designee at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Units (or, in the case of a devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Units, the Market Price at the time of such devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Units) or
(ii) the Market Price of the Units exchanged for such Excess Units on the date the Partnership or its designee accepts such offer. The Partnership and its assignees shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the purported Transfer, Acquisition, change in capital structure of the Partnership, or purported change in Constructive Ownership or other event or transaction which resulted in such Excess Units and (ii) the date on which the General Partner determines in good faith that a Transfer, Acquisition, change in capital structure of the Partnership, or purported change in Constructive Ownership or other event or transaction resulting in Excess Units has occurred, if the Trust does not receive a notice pursuant to paragraph (e) of Section 11.10, but in no event later than a permitted Transfer pursuant to, and in compliance with, the terms of paragraph (e) of this Section 11.11.

      (g) Remedies Not Limited. Nothing contained in this Article XI except Section 11.12 hereof shall limit the scope or application of the provisions of this Section 11.11, the ability of the Partnership to implement or enforce compliance with the terms hereof or the authority of the General Partner to take any such other action or actions as it may deem necessary or advisable to protect the Partnership and the interests of its shareholders by preservation of the Partnership's status as a partnership and to ensure compliance with the applicable Ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Partnership.

      Section 11.12  Settlements.

      Nothing in Sections 11.10 and 11.11 shall preclude the settlement of any transaction with respect to the Units entered into through the facilities of the New York Stock Exchange or the American Stock Exchange.

      Section 11.13     Severability.

      If any provision of this Article XI or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remainder of this Article XI shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

      Section 11.14     Waiver.

      The Partnership shall have authority at any time to waive the requirements that Excess Units be issued or be deemed outstanding in accordance with the provisions of this Article XI if the Partnership determines, based on an opinion of tax counsel, that the issuance of such Excess Units or the fact that such Excess Units are deemed to be outstanding, would jeopardize the status of the Partnership as a partnership under the Code.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

                                          OUTGOING GENERAL PARTNER

                                          FFP PARTNERS MANAGEMENT
                                          COMPANY, INC.


                                          By:   /s/ John H. Harvison
                                                John H. Harvison, Chairman


                                          INCOMING GENERAL PARTNER:

                                          FFP REAL ESTATE TRUST


                                          By:   /s/ John H. Harvison
                                                John H. Harvison, President

                                    LIMITED PARTNERS:

                                    All  Limited  Partners  now and  hereafter
                                    admitted   as  limited   partners  of  the
                                    Partnership, pursuant to the power of attorney contained in Section 1.4 of the Partnership Agreement.

                                    By:   FFP Partners Management Company, Inc.



                                          By:   /s/ John H. Harvison
                                                John H. Harvison, Chairman

                                  EXHIBIT A

REDEMPTION NOTICE

      The   undersigned   hereby   irrevocably   tenders   for   redemption
Units in FFP Partners, L.P. in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of FFP Partners, L.P. dated May 21, 1987, as it may be amended from time to time (the "Partnership Agreement"). All capitalized terms used in this Redemption Notice and not otherwise defined have the meaning given to them in the Partnership Agreement.

      The undersigned hereby represents and warrants that (i) it has full power and authority to transfer all of its right, title and interest in such Units, (ii) such Units are free and clear of all liens and encumbrances, and
(iii) it will assume and pay any state or local transfer tax that may be payable as a result of the transfer of such Units.

Dated:

Name of Limited Partner:

Signature of Limited Partner:
                                          By:
                                          Title:
Address:

                                                (Street Address)



                                           (City)     (State)       (Zip Code)


                                          Signature Witnessed By: